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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders
United States Filter Corporation

  We consent to the use of our reports included herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the prospectus.

                                          KPMG Peat Marwick LLP

Orange County, California
October 16, 1996




To the Board of Directors and Shareholders
United States Filter Corporation

  We consent to the use of our reports included herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the prospectus.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
October 16, 1996




To the Board of Directors and Shareholders
United Utilities PLC

  We consent to the use of our report included herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the prospectus.

                                          KPMG Audit Plc

Manchester, England
October 16, 1996